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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 1999

                    DYNAMICWEB ENTERPRISES, INC.
     (Exact name of registrant as specified in its charter)

        New Jersey                 0-10039          22-2267658
(State or other jurisdiction     (Commission       (IRS Employer
      of incorporation)          File Number)       Ident. No.)

271 Route 46 West, Building F, Suite 209,
     Fairfield, New Jersey 19610                   07004
(Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code 973-244-1000

                               N/A
 (Former name or former address, if changed since last report.)

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Item 5:  Other Events

     (a)  Private Placement.

          On April 26, 1999, the Company completed a private placement to Keeway Investments, Ltd. and Cranshire Capital L.P., of 141,177 and 94,118 shares of common stock, par value $0.0001 per share (the "Common Stock") respectively.

          The total offering price was $1,000,003 and the Company received net proceeds of approximately $940,253. This private placement transaction did not involve an underwriter, although PGN Capital Solutions, L.L.C. acted as placement agent and received a fee of $53,750 and 5000 shares of common stock as compensation in connection therewith.

          These transactions were deemed to be exempt from registration under the Securities Act of 1933, as amended, by virtue of Section 4(2) or Regulation D promulgated thereunder, including Rule 506 of Regulation D. Keeway Investments, Ltd. and Cranshire Capital L.P. are "accredited investors" within the meaning of Rule 501 of Regulation D under the Securities Act.
The purchasers represented their intention to acquire the securities for investment only and not with a view to the distribution thereof. Required disclosure was provided, or access to information in lieu of disclosure was present.
Required legends are affixed to the securities issued in such transaction.

          The Company intends to use the net proceeds for general purposes.

Item 7.  Exhibits

     The following exhibits will be filed herewith:

4.2 Securities Purchase Agreement dated April 26, 1999 between DynamicWeb Enterprises, Inc., Cranshire
          Capital, L.P., and Keeway Investments Ltd.

4.3       Registration Rights Agreement dated April 26, 1999
          between DynamicWeb Enterprises, Inc., Cranshire
          Capital, L.P., and Keeway Investments Ltd.
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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              DYNAMICWEB ENTERPRISES, INC.

Dated:  May 7, 1999

                              By /s/Steven L. Vanechanos, Jr.
                                   Steven L. Vanechanos, Jr.
                                   President
  PAGE 3
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                          EXHIBIT INDEX

Exhibit Number

4.2 Securities Purchase Agreement dated April 26, 1999 between DynamicWeb Enterprises, Inc., Cranshire
          Capital, L.P., and Keeway Investments Ltd.

4.3 Registration Rights Agreement dated April 26, 1999 between DynamicWeb Enterprises, Inc., Cranshire
          Capital, L.P., and Keeway Investments Ltd.
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